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                                                                     EXHIBIT 4.5

                              AGREEMENT AND RELEASE

         This AGREEMENT AND RELEASE dated as of November __, 1999 by and among Cyrus Seaver ("Mr. Seaver") and CALOGIC, ("Calogic"), Alpha Semiconductor, Inc., a subsidiary of Calogic ("Alpha Semiconductor") and SIPEX Corporation ("SIPEX") (Calogic, Alpha Semiconductor and SIPEX being referred to herein collectively sometimes as the "Companies").

                                   WITNESSETH:

         WHEREAS, CAT Acquisition Corporation I, a Delaware corporation and wholly owned subsidiary of SIPEX ("Merger Sub"), Calogic, and SIPEX have entered into an Agreement and Plan of Reorganization dated as of October 21, 1999, as amended, setting forth certain terms and conditions pursuant to which Merger Sub is being merged with and into Calogic (the "Merger");

         WHEREAS, SIPEX is under no obligation to make the payments and transfers set forth in Sections 2 and 3 of this Agreement and Release; and

         WHEREAS, Mr. Seaver is entering into this Agreement and Release as part of the inducement for SIPEX to make the payments as set forth in Sections 2 and 3 of this Agreement and Release.

         NOW THEREFORE, for good and valuable consideration more fully described below, the parties hereto, intending to be legally bound, agree as follows:

         1. VOIDING OF PRIOR AGREEMENTS. Mr. Seaver and Alpha Semiconductor and Calogic hereby supercede and void all prior agreements and understandings between them concerning the terms and conditions of employment, compensation and/or bonus arrangements, including without limitation those contained in a certain employment agreement between Mr. Seaver and Alpha Semiconductor dated November 1, 1995 and any amendments thereto including, without limitation, the amendment dated January 1, 1997 (collectively, the "Employment Agreement") PROVIDED, HOWEVER, this Agreement and Release will not supersede any nondisclosure and/or confidentiality agreements between Mr. Seaver and the Companies.

         2. PURCHASE OF SHARES OF ALPHA SEMICONDUCTOR. SIPEX will purchase from Mr. Seaver and Mr. Seaver will transfer to SIPEX all right, title and interest in all of the shares (the "Alpha Shares") of the common stock of Alpha Semiconductor owned by Mr. Seaver as of the date hereof. Mr. Seaver represents and warrants that (i) he is the sole beneficial owner and record holder of the Alpha Shares, free and clear of any lien, pledge, hypothecation, restriction or encumbrance; (ii) he has the full right and power to sell and transfer to SIPEX the Alpha Shares, and the sale of the Alpha Shares provided for in this Agreement and Release will vest in SIPEX good, valid and marketable title to the Alpha Shares; and (iii) he is transferring all shares of the common stock of Alpha Semiconductor owned or held by him pursuant to the terms herein. After execution of this Agreement, Mr. Seaver shall deliver the stock certificate or certificates evidencing the Alpha Shares, duly endorsed for transfer to SIPEX and/or execute any stock

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power to transfer the shares to SIPEX; whereupon Mr. Seaver shall cease to be a stockholder of Alpha Semiconductor.

         3. PAYMENTS. In consideration for Mr. Seaver's sale of the Alpha Shares to SIPEX and in consideration for Mr. Seaver's execution of this Agreement and Release, SIPEX agrees (after execution of this Agreement and Release and provided this Agreement and Release is not revoked pursuant to Section 9 hereof) to issue two hundred thousand (200,000) shares of its common stock, $.01 par value (the "SIPEX Shares"), to Mr. Seaver on or around January 1, 2000. Mr. Seaver acknowledges and agrees that (i) the SIPEX Shares are being acquired for his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the SIPEX Shares, (ii) the SIPEX Shares may not be sold without registration under the Securities Act of 1933, as amended, or an exemption therefrom, (iii) prior to his acquisition of the SIPEX Shares he has had the opportunity to ask questions of and receive answers from representatives of SIPEX concerning the finances, operations and business of SIPEX, and (iv) he is and has at all relevant times been capable of evaluating the merits and risks of the acquisition of the Shares and can afford a complete loss of his investment therein. SIPEX and Mr. Seaver agree that Mr. Seaver will become a party to that certain Registration Rights Agreement to be executed by SIPEX in connection with the Merger and for purpose of that Agreement, the SIPEX Shares shall be treated as Merger Shares.

         4. EMPLOYMENT AT WILL. Mr. Seaver understands and agrees that neither this Agreement and Release nor any other document or representation regarding employment with the Companies constitutes an implied or written employment contract for continued employment with the Companies for a specific term. Rather, Mr. Seaver's employment with the Companies is and will be on an "at-will" basis. Accordingly, Mr. Seaver understands that either he or the Companies may terminate his employment at any time and for any reason, with or without cause or notice.

         5. RELEASE. Notwithstanding the provisions of Section 1542 of the California Civil Code, in exchange for the consideration set forth in this Agreement and Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Seaver, on behalf of himself and his representatives, agents, estate, heirs, executors, successors and assigns (collectively and individually the "Releasor") absolutely and unconditionally hereby remises, releases and forever discharges Calogic and its predecessors, successors (including without limitation SIPEX), parents, investors, subsidiaries (including, without limitation, Alpha Semiconductor), divisions, affiliates, assigns and insurers as well as its and their present and former officers, directors, members, shareholders, employees, attorneys, partners, representatives and/or agents, both individually and in their official capacities (collectively and individually the "Releasees"), of and from any and all debts, demands, actions, causes of action, covenants, contracts, damages, claims, rights, liabilities, suits, sums, accounts, complaints, obligations, agreements, promises, charges, dues, costs, expenses, controversies and judgments, of every kind and nature whatsoever, both at law and in equity, existing or contingent, known or unknown, suspected or unsuspected arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date Mr. Seaver signs this Agreement and Release, including, without limitation: (i) any and all claims that arise out of, relate to or concern any

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agreements Mr. Seaver may have concerning his employment, including the
Employment Agreement including without limitation, any bonus and/or other compensation arrangements and/or Mr. Seaver's employment with or change in employment status with Alpha Semiconductor and/or Calogic; (ii) any and all claims that arise out of, relate to or concern the relationship between Mr. Seaver and the Companies, including without limitation those arising out of Mr. Seaver's status as a director, officer, shareholder, employee or partner (including, but not limited to, all claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests, vacation or time off pay, fringe benefits, expense reimbursements, severance pay, or any other form of severance); (iii) any and all claims based on any federal, state or local law, constitution or regulation regarding either employment or employment discrimination and/or retaliation including, without limitation, those laws or regulations concerning discrimination on the basis of race, color, age, handicap, physical or mental disability, creed, religion, sex, sex harassment, sexual orientation, marital status, national origin, ancestry, veteran status, military service and/or application for military service including, but not limited to, the federal Civil Rights Act of 1964, as amended, the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967, as amended, the California Fair Employment and Housing Act, as amended; and (iv) any and claims based on any contract, whether oral or written, express or implied, any tort; (including, without limitation, fraud or violation of securities laws), promissory estoppel and/or any other statutory or common law claim of any nature whatsoever . This provision is intended by the parties hereto to be all-encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that the Releasor has, may have or has had against the Releasees, from the beginning of the world to the date of this Agreement and Release.

         (b) Mr. Seaver hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the California Civil Code and expressly consents that this Agreement and Release shall be given full force and effect according to each and all of its express terms and provisions, including as well, those related to unknown and/or unsuspected claims, if any, as well as those relating to any other claims specified in this Agreement and Release. Section 1542 provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Mr. Seaver further represents that he understands and acknowledges the significance and consequence of such release as well as the specific waiver of
Section 1542.

         6. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967: Mr. Seaver acknowledges that he has been informed that since he is 40 years of age or older, he has or might have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA). Mr. Seaver agrees that:

                  (a) In consideration for the amounts described in this Agreement and Release, which are in addition to anything of value to which Mr. Seaver is already entitled, Mr. Seaver

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specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to or on the date this Agreement and Release was executed;

                  (b) Mr. Seaver acknowledges that he has been advised by the Company of his right to consult with his attorney of choice prior to executing this Agreement and Release; and

                  (c) Mr. Seaver further acknowledges that when he was presented by the Companies with the initial draft of this Agreement and Release, he was informed that he had at least (21) days within which to consider its terms and to consult with or seek advice from an attorney or any other person of this choosing.

         7. SETTLEMENT OF AMOUNTS DUE. Mr. Seaver accepts the consideration provided for in this Agreement and Release as full, complete and unconditional payment, settlement, satisfaction and/or accord with respect to the sale of his securities and any and all obligations and liabilities of the Releasees to the Releasor, and with respect to all claims that could be asserted by Releasor against the Releasees, including, without limitation, all potential claims for wages, salary, commissions, bonuses, draws, incentive pay, deferred compensation, stock and/or stock options, severance pay, vacation pay, attorneys' fees, compensatory damages, exemplary damages, payment(s), expenses and/or other compensation or benefits of any kind.

         8. REPRESENTATIONS AND GOVERNING LAW.

                  (a) This Agreement and Release represents the complete and sole understanding between the parties and supersedes any and all other agreements and understandings, whether oral or written, including, specifically, without limitation, the Employment Agreement, PROVIDED, HOWEVER, that nothing in this Agreement and Release will affect the confidentiality and/or nondisclosure agreements between Mr. Seaver and the Companies each of which shall remain in full force and effect in accordance with their respective terms.

                  (b) Mr. Seaver may not assign any of his rights or delegate any of his duties or obligations under this Agreement and Release . The rights and obligations of the Companies under this Agreement and Release shall inure to the benefit of the successors and assigns of each of the Companies.

                  (c) This Agreement and Release may not be modified, altered or amended except upon the express written consent of the Companies. The language of all parts of this Agreement and Release shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties. If any provision of this Agreement and Release, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement and Release are declared to be severable.

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                  (d) This Agreement and Release shall be governed by and
construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

                  (e) MR. SEAVER ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND RELEASE , FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND RELEASE AND HE IS VOLUNTARILY EXECUTING THE SAME. MR. SEAVER ACKNOWLEDGES THAT HE WAS INFORMED AND UNDERSTANDS THAT THIS AGREEMENT AND RELEASE CONTAINS A GENERAL RELEASE OF ALL CLAIMS KNOWN OR UNKNOWN WHICH HE MAY BRING AGAINST THE COMPANIES. IN ENTERING INTO THIS AGREEMENT AND RELEASE, MR. SEAVER ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANIES NOT EXPRESSLY SET FORTH HEREIN.

         9. EFFECTIVE DATE: Mr. Seaver may revoke this Agreement and Release during the period of seven (7) days following its execution by Mr. Seaver. This Agreement and Release shall not become effective or enforceable and no payments will be made until the revocation period has expired.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement and
Release on the date first above written.


Witness: /s/ Jerry H. Foreman           /s/ Jerry H. Foreman
        ---------------------------     ----------------------------------------
Name:                                   Name:


                                        COMPANIES:

                                        SIPEX CORPORATION


                                        By: /s/ James E. Donegan
                                           -------------------------------------
                                        Name:
                                        Title:


                                        CALOGIC


                                        By: /s/ Manuel Del Arroz
                                           -------------------------------------
                                        Name: Manuel Del Arroz
                                        Title: President


                                        ALPHA SEMICONDUCTOR, INC.


                                        By: /s/ Manuel Del Arroz
                                           -------------------------------------
                                        Name: Manuel Del Arroz
                                        Title: President




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         Cyrus Seaver acknowledges that he was informed and understands that he has at least 21 days within which to consider the attached Agreement and Release, has been advised of his right to consult with an attorney regarding such Agreement and Release and has considered carefully every provision of the Agreement and Release, and that after having engaged in those actions, prefers to and has requested that he enter into the Agreement and Release prior to the expiration of the 21-day period.

                                             Not legible
Dated: Nov. 23, 1999                     ---------------------------------------
                                             Witness


Dated:
      --------------------------------